EXHIBIT 23.3

Pinnacle Energy Services, LLC
6 NE 63rd Street, Suite 260, Oklahoma City, OK 73105
Off: 405-810-9151 Fax: 405-843-4700 www.PinnacleEnergy.com

June 28, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Lexington Resources, Inc. - Form SB-2 Registration Statement

Dear Sirs:

As a consulting geologist we hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Lexington Resources, Inc., dated on or about June 28, 2006, and thereafter, and for any amendment in connection therewith, of the following:

  Our report titled "Year-End 2005 Reserves and Economic Evaluation", dated as prepared on January 6, 2006, which was prepared by us for Lexington Resources, Inc.

In addition, we hereby also consent to the reference to our name included in the referenced Registration Statement for Lexington Resources, Inc.

Yours truly,

"Pinnacle Energy Services, LLC"

Pinnacle Energy Services, LLC